Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Richtech Robotics Inc.:

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form S-1/A (File No. 333-293535) of Richtech Robotics Inc. (the “Company”) of our report dated August 7, 2026, relating to the consolidated financial statements of the Company as of September 30, 2025 and September 30, 2024, and for each of the two years then ended, which report appears in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC

PCAOB ID No. 6797

September 9, 2026

Las Vegas, Nevada

9555 S. Eastern Ave, Ste 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com